EXHIBIT 32
Certification of Chief Executive Officer and Principal Financial Officer
Certification of Periodic Financial Report
Carl B. Webb and Mike L. Wilhelms hereby certify as follows:
     1. They are the Chief Executive Officer and Chief Financial Officer, respectively, of Triad Financial Corporation.
     2. The Form 10-Q of Triad Financial Corporation for the Quarter Ended June 30, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Triad Financial Corporation.

Dated: August 11, 2006	/s/ CARL B. WEBB
Carl B. Webb,
President & Chief Executive Officer

Dated: August 11, 2006	/s/ MIKE L. WILHELMS Mike L. Wilhelms Senior Vice President and Chief Financial Officer